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                                                                  EXHIBIT(c)(12)

[LOGO]  THOMAS NELSON
Nelson Place at Elm Hill Pike, P.O. Box 141000 Nashville, Tenn., 37214-1000




January 18, 1994


Confidential
------------

PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019

Attention: George C. Stephenson

Gentlemen:

We are pleased to engage PaineWebber Incorporated ("PaineWebber") to act as a financial advisor to Thomas Nelson, Inc. (the "Company") in connection with the Company's proposed acquisition transaction with Santa Claus (a code name known to both of us) (the "Acquisition Candidate"). This Agreement confirms the terms of your engagement.

As used in this Agreement, the term "acquisition transaction" means, whether effected in one transaction or a series of transactions: (a) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Acquisition Candidate and its subsidiaries is combined with that of the Company or a subsidiary of the Company or (b) the acquisition, directly or indirectly, by the Company of more than 50% of the capital stock of the Acquisition Candidate or assets of the Acquisition Candidate and its subsidiaries, taken as a whole, by way of tender or exchange offer, negotiated purchase or otherwise.

On the terms and subject to the conditions of this Agreement, PaineWebber will assist the Company in analyzing, structuring, negotiating and effecting the proposed acquisition transaction with the Acquisition Candidate.

If requested by the Company, PaineWebber will render such opinions as may be required (the "Opinion") as to whether or not the consideration to be paid in a proposed acquisition transaction with the Acquisition Candidate is fair, from a financial point of view, to the Company and its shareholders.

For PaineWebber's financial advisory services, the Company will pay PaineWebber a retention fee of $50,000, payable on the date of this Agreement. If, (a) during this engagement, the Company executes a definitive agreement with the Acquisition Candidate or (b) within six months thereafter if the Company terminates the engagement hereunder, (i) the Company executes a definitive agreement which subsequently results in an acquisition transaction, or (ii) an acquisition transaction is consummated with the Acquisition Candidate, the Company will pay PaineWebber a transaction fee of $750,000 payable in cash upon the closing of such acquisition transaction against which PaineWebber's retainer fee will be credited.

In addition to any fees payable to PaineWebber, the Company will reimburse PaineWebber, upon request made from time to time, for all of its reasonable out-of-pocket expenses incurred in connection with this engagement, including the fees, disbursements and other charges of its legal counsel, provided that PaineWebber gives advance notice to the Company for its approval of any anticipated significant expenses.

It is further understood that the Opinion, if rendered, will be prepared solely for the confidential use of the Board of Directors of the Company and will not be reproduced, summarized, described or referred to or given to any other person otherwise made public without PaineWebber's prior written consent which will
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G. Stephenson
1/18/94


not be unreasonably withheld, provided that the Opinion and the various matters considered and the analyses performed by PaineWebber in arriving at the Opinion may be included in any proxy statement, registration statement or other required filing made by the Company in connection with an acquisition transaction subject to any such inclusion being in form and substance reasonably acceptable to PaineWebber.

The Company will furnish PaineWebber (and, if negotiations proceed with the Acquisition Candidate, will request that the Acquisition Candidate furnish PaineWebber) with such information as PaineWebber reasonably believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that PaineWebber (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement and in rendering the Opinion without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets of the Acquisition Candidate or the Company.
To the best of the Company's knowledge, the information about the Company to be furnished by the Company, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify PaineWebber if it learns of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to PaineWebber.

It is understood that PaineWebber is being engaged hereunder solely to provide the services described above to the Company, and that PaineWebber is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder all of which are hereby expressly waived.

The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

PaineWebber's engagement hereunder may be terminated by either the Company or PaineWebber at any time upon written notice to that effect to the other party, it being understood that the provisions relating to indemnification and contribution will survive any such termination and those relating to the payment of fees and expense will survive only if the Company shall terminate PaineWebber's engagement.

This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

     Each of the Company and PaineWebber agree that any action or proceeding based hereon, or arising out of PaineWebber's engagement hereunder, shall be brought and maintained exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York. The Company and PaineWebber each hereby irrevocably submit to the jurisdiction of the courts of the State of New York located in the City and County of New York and of the United States District Court for the Southern District of New York for the purpose of any such action or proceeding as set forth above and irrevocably agree to be bound by any judgement rendered thereby in connection with such action or proceeding. Each of the Company and PaineWebber hereby irrevocably waive to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such action or proceeding brought in any such court referred to above and any claim that any such action or proceeding has been brought in an inconvenient forum.

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G. Stephenson
1/18/94


This Agreement may not be assigned by either party without the prior written consent of the other party.

This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both PaineWebber and the Company.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to PaineWebber the enclosed duplicate copy of this Agreement.

                                                 Very truly yours,

                                                 THOMAS NELSON, INC.

                                                 By: /s/ Joe L. Powers
                                                     ----------------------
                                                     Vice President

Accepted and Agreed to as of the
date first written above:

PAINEWEBBER INCORPORATED

By: /s/ George C. Stephenson
    ------------------------
    Managing Director

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[LOGO] THOMAS NELSON
Nelson Place at Elm Hill Pike,  P.O. Box 141000  Nashville, Tenn., 37214-1000




January 18, 1994




PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019

                    PAINEWEBBER INDEMNIFICATION AGREEMENT

Gentlemen:

In connection with the engagement of PaineWebber Incorporated ("PaineWebber") to advise and assist the undersigned (referred to herein as "we", "our" or "us") with the matters set forth in the Agreement dated January 18, 1993 between us and PaineWebber, we hereby agree to indemnify and hold harmless PaineWebber, its affiliated companies, and each of PaineWebber's and such affiliated companies' respective officers, directors, agents, employees and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933) (each of the foregoing, including PaineWebber, being hereinafter referred to as an "Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions (including actions brought by us or our equity holders or derivative actions brought by any person claiming through us or in our name), proceedings or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of such engagement or any Indemnified Person's role therein; provided, however, that we shall not be liable under this paragragh: (a) for any amount paid in settlement of claims without our written consent, unless our consent is unreasonably withheld, or (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the bad faith or negligence of the Indemnified Person seeking indemnification. In connection with our obligation to indemnify for expenses as set forth above, we further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent is finally judicially determined that the Liabilities in question resulted primarily from the bad faith or negligence of such Indemnified Person. We hereby also agree that neither PaineWebber nor any other Indemnified Person shall have any liability to us (or anyone claiming through us or in our name) in connection with PaineWebber's engagement by us except to the extent that such Indemnified Person has engaged in negligent or bad faith conduct.

Promptly after PaineWebber receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, PaineWebber will notify us thereof; but the omission so to notify us shall not relieve us from any obligation hereunder unless, and only to the extent that, such omission results in our forfeiture of substantive rights or defenses or such procedural rights or defenses as may adversely affect our opportunity to successfully defend such action or proceeding. If any such action or other proceeding shall be brought against any Indemnified Person, we shall, upon written notice given reasonably promptly

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PaineWebber Indemnification Agr.
1/18/94


following your notice to us of such action or proceeding, be entitled to assume the defense thereof at our expense with counsel chosen by us; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense.

Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at our expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to us, or (ii) a difference of position or potential difference of position exists between us and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall we be required to pay fees and expenses under this Indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions. We agree that we will not, without the prior written consent of PaineWebber, settle or compromise or consent to the entry of any judgement in any pending or threatened claim, action or proceeding relating to the matters contemplated by PaineWebber's engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of PaineWebber and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.

In the indemnification of an Indemnified Person provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unenforceable, then we agree, in lieu of indemnifying such Indemnified Person, to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by us on the one hand and by PaineWebber on the other from the transactions in connection with which PaineWebber has been engaged. If the allocation provided in the preceding sentence is not permitted by applicable law, then we agree to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in such preceding sentence but also the relative fault of us and of such Indemnified Person. Nothwithstanding the foregoing, in no event shall the aggregate amount required to be contributed by all Indemnified Persons taking into account our contributions as described above exceed the amount of fees actually received by PaineWebber pursuant to such engagement. The relative benefits received or sought to be received by us on the one hand and by PaineWebber on the other shall be deemed to be in the same proportion as (a) the total value of the transactions with respect to which PaineWebber has been engaged bears to (b) the fees paid or payable to PaineWebber with respect to such engagement.

The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. WE HEREBY CONSENT, SOLELY FOR THE PURPOSE OF ALLOWING AN INDEMNIFIED PERSON TO ENFORCE ITS RIGHTS HEREUNDER, TO PERSONAL JURISDICTION AND SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM FOR WHICH INDEMNIFICATION MAY BE SOUGHT HEREUNDER IS BROUGHT AGAINST PAINEWEBBER OR ANY OTHER INDEMNIFIED PERSON. This Agreement may not be amended or otherwise modified except by an instrument signed by both PaineWebber and us. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect. If there is more than one indemnitor hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several. Each Indemnified Person is an intended beneficiary hereunder.


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PaineWebber Indemnification Agr.
1/18/94


The foregoing Indemnification Agreement shall remain in effect indefinitely, notwithstanding any termination of PaineWebber's engagement.


                                                Very truly yours,


                                                THOMAS NELSON, INC.

                                                By: /s/ Joe L. Powers
                                                    -----------------
                                                Name: Joe L. Powers
                                                Title: Vice President

Acknowledged and Agreed to:

PAINEWEBBER INCORPORATED

By: /s/ George C. Stephenson
    ------------------------
Name: George C. Stephenson
Title: Managing Director